UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 21, 2014

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 17, 2014, SunTrust Banks, Inc. (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a copy of a news release announcing the Company’s results for the quarter ended December 31, 2013 as Exhibit 99.1 to a current report on Form 8-K. The Company is filing this current report on Form 8-K for the purpose of causing portions of such news release to be deemed filed with the Commission and thereby incorporated into certain registration statements. The portion of the January 17, 2014 news release that the Company is filing with the Commission is attached hereto as Exhibit 99.1, and Exhibit 99.1 to this current report is incorporated herein by reference. All information in Exhibit 99.1 is provided as of the date thereof, and the Company does not assume any obligation to update said information in the future.

Recent Developments
SunTrust Mortgage has been named as a defendant in a complaint filed December 17, 2013 in the Southern District of New York by Residential Funding Company, LLC, (“RFC”), a chapter 11 debtor-affiliate of GMAC Mortgage, LLC, which alleges breaches of representations and warranties made in connection with loan sales and seeks indemnification against losses allegedly suffered by RFC as a result of such alleged breaches. STM has not yet been served with this complaint.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Financial data as of December 31, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	January 21, 2014	By: /s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President, Director of Corporate Finance and Controller